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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (date of earliest event reported)         August 16, 2001
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                              INTEGRAL VISION, INC.
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             (exact name of registrant as specified in its charter)



              MICHIGAN                 0-12728             38-2191935
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    (State or other jurisdiction     (Commission          (IRS Employer
          of incorporation)         File Number)       Identification No.)



            38700 GRAND RIVER AVE., FARMINGTON HILLS, MICHIGAN 48335
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            (Address of principal executive offices)         (Zip Code)



Registrant's telephone number, including area code       (248) 471-2660
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INTEGRAL VISION, INC.
FORM 8-K



Item 5.  Other Events

On August 16, 2001, Integral Vision issued the following press release announcing that its stock was to move to the Over the Counter Bulletin Board (OTCBB) effective with its delisting from The Nasdaq SmallCap Market with the open of business August 16, 2001. The Company was informed by Nasdaq that the delisting was decided by the Nasdaq Listing Qualifications panel which approved the Nasdaq's staff decision to delist the stock due to its failing to maintain a minimum bid price of $1.00 for 30 consecutive trading days as required by Marketplace Rule 4450(a)(5) for continued listing.


INTEGRAL VISION, INC.                                              NEWS RELEASE
                                                       CONTACT: CHARLES J. DRAKE
                                                                  CHAIRMAN & CEO
                                                                  (248) 471-2660

INTEGRAL VISION STOCK MOVES TO OTCBB

Farmington Hills, MI (August 16, 2001) - Integral Vision, Inc. (OTCBB: INVI) announced today that its stock will move to the Over the Counter Bulletin Board (OTCBB) effective with its delisting from The Nasdaq SmallCap Market with the open of business August 16, 2001. The Company was informed yesterday by Nasdaq that the delisting was decided by the Nasdaq Listing Qualifications panel which approved the Nasdaq's staff decision to delist the stock due to its failing to maintain a minimum bid price of $1.00 for 30 consecutive trading days as required by Marketplace Rule 4450(a)(5) for continued listing.

Integral Vision's stock was previously moved to the Nasdaq SmallCap Market (INVIC) on August 2, 2001 under an exception from the market listing requirements. Under this exception, the Company's stock price was required to achieve and maintain a bid price of $1.00 per share by August 15, 2001. Although the bid price of the Company's stock did increase by approximately 100% during the period, it did not reach the $1.00 level.

Information on the current quotes on the stock, which will continue to use the ticker symbol INVI, are available at the OTCBB's website, www.otcbb.com and most financial information portals, such as that provided at http://finance.yahoo.com or http://quote.bloomberg.com. Integral Vision will continue to provide information through filings with the Securities and Exchange Commission (SEC) as required for continued listing on the OTCBB. These filings can be found at the SEC's website www.sec.gov.

Charles J. Drake, Chairman and CEO of Integral Vision commented, "Although we are disappointed in not being able to remain on Nasdaq, we believe that the many advancements made in information technology and the OTCBB make the over-the-counter market a viable, fair market for our stock."

Integral Vision, Inc., an ISO 9001 registered firm, offers two machine vision-based inspection systems to industrial manufacturers. Vision systems are used to supplement human inspection or provide quality assurance when production rates exceed human capability. Additional information on Integral Vision, Inc. can be found at its website, www.iv-usa.com.



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With the exception of historical factual information, the statements made in this press release, including those regarding the ability of the Company's common stock to trade on the OTCBB, and those that contain the words "believe", and words of similar import, constitute forward - looking statements. These statements are based upon current expectations and are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. Such forward-looking statements involve certain known and unknown assumptions, risks and uncertainties that could cause actual result to differ materially from those included in or contemplated by the statements. These assumptions, risks and uncertainties include, but are not limited to, those discussed or indicated in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 and in all documents filed by the Company with the Securities and Exchange Commission. In particular, there can be no assurance that the current market makers and other broker-dealers will continue to make a market in the Company's common stock when it begins trading on the OTCBB, or that the Company's common stock continues to trade at the same price, or in the same price range on the OTCBB as it has historically traded on The Nasdaq National Market. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         INTEGRAL VISION, INC.
                                         (Registrant)

DATE:     August 17, 2001                By:   /S/ VINCENT SHUNSKY
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                                               Vincent Shunsky,
                                               Treasurer and Director
                                               (Acting Chief Financial Officer)